Exhibit 1

Transactions in the Securities of the Issuer During the Past 60 Days

Nature of the Transaction	Securities Purchased/(Sold)	Price Per Security($)*	Price Range ($)	Date of Purchase/Sale

JUMANA CAPITAL INVESTMENTS LLC

Purchase of Common Stock	2,500	12.5000	–	04/07/2025
Purchase of Common Stock	5,000	12.7900	–	04/08/2025
Sale of Common Stock	(612)	12.9467	12.9400 – 12.9500	04/08/2025
Sale of Common Stock	(1,208)	12.7331	12.7000 – 12.8000	04/09/2025
Purchase of Common Stock	3,500	12.4600	–	04/10/2025
Sale of Common Stock	(1,064)	12.7084	12.7082 - 12.7500	04/14/2025
Sale of Common Stock	(2,033)	12.7000	–	04/15/2025
Sale of Common Stock	(3,504)	12.7595	12.7500 – 12.7900	04/16/2025
Sale of Common Stock	(6,255)	12.8631	12.8000 – 12.9300	04/17/2025
Sale of Common Stock	(2,082)	12.8254	12.8200 – 12.8400	04/22/2025
Sale of Common Stock	(521)	13.0139	13.0000 – 13.0172	04/23/2025
Purchase of Common Stock	100	12.8500	–	04/24/2025
Purchase of Common Stock	100	12.8400	–	04/28/2025
Sale of Common Stock	(878)	13.2483	–	04/29/2025
Sale of Common Stock	(181)	13.2400	–	05/01/2025
Sale of Common Stock	(1,529)	13.2800	–	05/05/2025
Purchase of Common Stock	14	12.9500	–	05/06/2025
Sale of Common Stock	(2,300)	13.2546	13.2500 – 13.2800	05/06/2025
Purchase of Common Stock	474	12.8400	–	05/08/2025
Purchase of Common Stock	642	12.7954	–	05/09/2025
Purchase of Common Stock	5,400	12.6300	12.6200 – 12.7700	05/12/2025
Sale of Common Stock	(400)	12.9125	12.9100 – 12.9200	05/12/2025
Purchase of Common Stock	5,090	12.0787	11.9000 – 12.6100	05/13/2025
Purchase of Common Stock	1,300	11.9737	11.9200 – 12.0000	05/15/2025
Purchase of Common Stock	45,496	12.3196	12.0000 – 12.4400	05/16/2025
Sale of Common Stock	(17,904)	12.2147	12.2000 – 12.2300	05/16/2025
Purchase of Common Stock	27,054	12.4502	12.2500 – 12.5900	05/19/2025
Sale of Common Stock	(5,900)	12.3900	–	05/19/2025
Purchase of Common Stock	3,907	12.7171	12.6400 – 12.8900	05/20/2025
Purchase of Common Stock	132,468	12.5467	12.4800 – 12.6207	05/21/2025
Purchase of Common Stock	15,646	12.5348	12.5100 – 12.5500	05/22/2025
Purchase of Common Stock	328	12.5073	–	05/23/2025
Purchase of Common Stock	39,728	12.5228	12.4999 – 12.6477	05/27/2025
Purchase of Common Stock	2,387	12.6028	12.5490 – 12.6364	05/28/2025
Purchase of Common Stock	4,642	12.4993	–	05/29/2025
Purchase of Common Stock	65,424	12.5692	12.5000 – 12.9053	05/30/2025
Purchase of Common Stock	10,000	12.9200	–	06/02/2025
Purchase of Common Stock	3,165	13.0073	–	06/03/2025
Purchase of Common Stock	11,511	12.9460	-	06/04/2025
Purchase of Common Stock	1,729	12.9193	-	06/05/2025

* The price reported in column Price Per Security ($) is a weighted average price if a price range is indicated in column Price Range ($). These securities were purchased or sold in multiple transactions at prices between the corresponding price ranges in the applicable row. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of securities purchased or sold at each separate price.